AMENDED AND RESTATED
                                  REVOLVER NOTE

                                             ____________________, Pennsylvania

$14,583,333.00                                     Dated:  December ____ , 1998

     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned ("Borrower"), hereby promises to pay to the order of NATIONSBANK, N. A. ("Lender"), ON DEMAND after the occurrence of an Event of Default or after expiration of the Contract Period, the principal sum of Fourteen Million Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three Dollars
($14,583,333.00), or such greater or lesser principal amount as may be outstanding from time to time under Lender's Pro Rata Share of the revolving credit facility established by Lenders for the benefit of Borrower pursuant to the terms of that certain Loan Agreement dated April 9, l998, as amended by that certain Amendment and Modification to Loan Agreement of even date herewith among Borrower, First Union National Bank (successor by merger to CoreStates Bank, N.A.) as Agent ("Agent"), and the Lenders identified therein, including Lender (such Loan Agreement, as the same has been and may hereafter be amended, supplemented or restated from time to time, being the "Loan Agreement"), together with interest thereon, upon the following terms:

     1. Revolver Note. This Note is a "Revolver Note" as defined in the Loan Agreement and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

     2. Interest Rate. Interest on the unpaid principal balance hereof will accrue from the date of advance until final payment thereof at the rate or rates described in Section 3.1 of the Loan Agreement.

     3. Default Interest. Interest will accrue on the outstanding principal amount hereof following the occurrence of an Event of Default or the expiration of the Contract Period until paid at a rate per annum which is two percent (2%) in excess of the rate payable under Paragraph 2 above (the "Default Rate").

     4. Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

     5. Computation. Interest will be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed.

     6. Interest Payments. Interest which accrues on the outstanding principal balance hereof at the applicable rate set forth above shall be due and payable as provided in Section 4.1 of the Loan Agreement.

     7. Place of Payment. Principal and interest hereunder shall be payable as provided in the Loan Agreement, or at such other place as Agent, from time to time, may designate in writing.

     8. Default; Remedies. Upon the occurrence of an Event of Default or upon demand as provided above, Agent, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder or under the Loan Documents, together with interest accrued thereon at the applicable rate specified above. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Agent and/or Lender in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

     9. Waivers. Borrower and all endorsers, jointly and severally, waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except for such notices, if any, as are expressly required to be delivered by Agent or Lender to Borrower under the Loan Agreement.

     10. Miscellaneous. If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrower's successors and assigns and shall benefit Lender and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

     11. Confession of Judgment. BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR BORROWER AT ANY TIME AFTER DEMAND HEREUNDER AS PROVIDED ABOVE OR AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE OR THE LOAN DOCUMENTS AT THE SUIT OF LENDER AND/OR AGENT, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ALL OTHER SUMS TO BE PAID BY BORROWER TO OR ON BEHALF OF LENDER PURSUANT TO THE TERMS HEREOF OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY'S COLLECTION COMMISSION OF FIFTEEN PERCENT (15%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $5,000.00; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

     THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED.


     12. Jury Trial Waiver. BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR LENDER WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

     13. No Novation. This Note constitutes the increase, amendment and restatement of that certain Revolving Note dated April 9, 1998 in the original principal amount of Twelve Million Five Hundred Dollars ($12,500,000.00) executed by Borrower payable to the order of Lender (the "Prior Note"), and, as such, is secured by all liens, security interests, assignments, pledges, rights and remedies securing the Prior Note and evidences all indebtedness previously advanced and unpaid under the Prior Note. Nothing contained herein shall be deemed to constitute a novation, termination, waiver, release, satisfaction, accord or accord and satisfaction of the Prior Note or any indebtedness evidenced thereby.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.


                         THE JPM COMPANY

                         By:____________________________________________
                         Name/Title:
(CORPORATE SEAL)


                         Attest:________________________________________
                                Wayne A. Bromfield, Corporate Secretary